EXHIBIT 99.1

THE WORLDWIDE LEADER IN DIGITAL PROJECTION

corporate headquarters

27700B sw parkway avenue

wilsonville

oregon

97070

503.685.8888

800.294.6400

www.infocus.com

Investor Relations Contacts:	Public Relations Contact:
Kyle Ranson	Scott Ballantyne
Chief Executive Officer	Chief Marketing Officer
InFocus Corporation	InFocus Corporation
(503) 685-8576	(503) 685-8923

Roger Rowe

Chief Financial Officer

InFocus Corporation

(503) 685-8609

InFocus® Announces Favorable Resolution of Export Investigation

WILSONVILLE, Ore., August 21, 2006 – InFocus® Corporation (Nasdaq: INFS) today announced it has received a letter from the Bureau of Industry and Security (“BIS”) closing its investigation into possible infractions of export law by issuing a cautionary letter in lieu of any further enforcement action.

In July 2005, the Company self-disclosed possible infractions of U.S. export law to the Office of Foreign Assets Control (“OFAC”) related to shipments into restricted countries by one of its foreign subsidiaries.  The Audit Committee commenced an investigation and engaged independent counsel to assist with this process. The results of the independent investigation were submitted to OFAC and BIS in March 2006 for their review.  In June 2006, OFAC also closed the matter by issuing a similar cautionary letter.

As of June 30, 2006, the Company had a remaining accrued liability associated with this matter of approximately $1.3 million which will be reversed and recorded as a reduction of operating expenses in its third quarter 2006 financial results.

“It is gratifying that this final piece of news related to our internal investigations is consistent with all the others and that these extensive reviews of our internal processes did not result in any restatement of financial statements, any identified material weaknesses in internal control, or significant issues with our export compliance processes,” stated Kyle Ranson, President and CEO.

Forward-Looking Statements

This press release includes forward-looking statements, including statements related to the resolution of the investigations related to our self disclosure regarding possible infractions of U.S export law. Investors are cautioned that all forward-looking statements involve risks and uncertainties and several factors could cause actual results to differ materially from those in the forward-looking statements.  Investors are directed to the Company’s filings with the Securities and Exchange Commission, including the Company’s 2005 Form 10-K and 2006 Form 10-Q’s, which are available from the Company without charge, for a more complete description of the risks and uncertainties relating to forward-looking statements made by the Company as well as to other aspects of the Company’s business.  The forward-looking statements contained in this press release speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward looking statements to reflect events or circumstances after the date of this press release.

About InFocus Corporation

InFocus® Corporation (Nasdaq: INFS) is the industry pioneer and worldwide leader in the projection market today. Nearly twenty years of experience and engineering breakthroughs are at work here, constantly improving what you see in the marketplace, and delivering immersive audio visual impact in home entertainment, business and education environments.  Being the inventor and leader is simply a great bonus of making the presentation of ideas, information, and entertainment a vivid, unforgettable experience.

InFocus Corporation’s global headquarters are located in Wilsonville, Oregon, USA, with regional offices in Europe and Asia. For more information, visit the InFocus Corporation web site at www.infocus.com or contact the Company toll-free at 800.294.6400 (U.S. and Canada) or 503.685.8888 worldwide.

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InFocus, Proxima, LiteShow and LP are registered trademarks and ASK, ScreenPlay, Play Big, Work Big and The Big Picture are trademarks of InFocus Corporation.  “Digital Light Processing” and “DLP” are trademarks of Texas Instruments.